UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 17, 2009

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective March 17, 2009, Timothy Lester, Controller and Principal Accounting Officer has resigned from Cost Plus, Inc. (the “Company”). Charles Miltner replaced Tim Lester as Controller. Mr. Miltner joined the Company in September 2003 and has been promoted to positions of increasing responsibility including SEC Reporting Manager and Assistant Controller. Mr. Miltner is a Certified Public Accountant and worked in public accounting for Ernst & Young before joining Cost Plus.

(c)(1) Effective March 17, 2009, Jane Baughman, Executive Vice President and Chief Financial Officer of the Company assumed the duties of Principal Accounting Officer.

(c)(2) Ms. Baughman, who is 42, joined the Company in February 1996 as Manager of Merchandise Planning and has been promoted into positions of increasing responsibility including: Director of Financial Planning & Analysis, VP of Finance, Treasurer, and SVP of Financial Operations prior to her appointment as EVP and Chief Financial Officer in September 2007. Ms. Baughman has also served as the Company’s Corporate Secretary since August 2001. Prior to joining the Company, Ms. Baughman served in various financial positions for The Nature Company and The Gap, Inc., and worked in investment banking as a financial analyst for Dillon Read & Co., Inc.

(c)(3) Ms. Baughman’s employment with the Company continues to be on an at-will basis and she is party to an Employment Severance Agreement dated December 15, 2008 with the Company.

The agreement provides for payments to Ms. Baughman in the event her employment is terminated involuntarily (other than for cause) prior to a change of control, or more than 12 months following a change of control. In such a case, she is entitled to receive (1) salary continuation, in accordance with the Company’s standard payroll practice, at her current base compensation level for 12 months after her termination date, and (2) a lump sum amount equal to her target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved.

The agreement also provides for payments in the event her employment is terminated involuntarily (other than for cause) on or within the 12-month period after a change of control. In such a case, she is entitled to receive (1) a lump sum amount equal to 150% of the sum of her current base compensation plus target bonus in the year of termination, and (2) a lump sum amount equal to her target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved.

Upon a change of control that occurs while she remains an employee of the Company, she will fully vest in and have the right to exercise all of her outstanding options and stock appreciation rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: March 23, 2009